Exhibit 10.1

3 CORPORATE PLACE

DATACENTER LEASE

Between

DIGITAL PISCATAWAY, LLC

as Landlord

and

SAVVIS COMMUNICATIONS CORPORATION

as Tenant

Dated

December 21, 2006

3 CORPORATE PLACE

DATACENTER LEASE

This Datacenter Lease (this “Lease”) is entered into as of the date specified in Item 4 of the Basic Lease Information (the “Effective Date”), by and between Landlord (defined in Item 1 of the Basic Lease Information, below) and Tenant (defined in Item 2 of the Basic Lease Information, below):

RECITALS

A. Landlord is the owner of the Land (defined in Item 20 of the Basic Lease Information, below). The Land is improved with, among other things, the Building (defined in Item 21 of the Basic Lease Information, below). The Land, the Building, and Landlord’s personal property thereon or therein may be referred to herein as the “Property.”

B. Tenant desires to lease (i) a portion of the space in the Building (defined in Item 21 of the Basic Lease Information, below) and (ii) certain Pathway (defined in Section 1.1 of the Standard Lease Provisions, below) between the Premises and the Meet-Me-Room (defined in Item 23 of the Basic Lease Information, below), for the purpose of connection to other communications networks during the Term (as defined in Section 2.1 of the Standard Lease Provisions, below).

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:

BASIC LEASE INFORMATION

1. Landlord:	Digital Piscataway, LLC, a Delaware limited liability company (“Landlord”)

2. Tenant:	Savvis Communications Corporation, a Missouri corporation (“Tenant”) Tenant represents that it has been validly formed or incorporated under the laws of the State of Missouri.

3. Tenant Addresses:

Tenant Address for Notices:

4650 Old Ironsides Drive

Santa Clara, California 95054

Attn: Corporate Real Estate

Fax No: (408) 884-6242

With a copy to:

1 Savvis Parkway

Town & Country, Missouri 63017

Contact Name: Tim Caulfield

Phone No: (314) 628-7000

Fax No: (949) 606-8983

Tenant Address for Invoice of Rent:

4650 Old Ironsides Drive

Santa Clara, California 95054

Attn: Corporate Real Estate

Phone No: (408) 884-6244

Fax No: (408) 884-6242

With copies to:

1 Savvis Parkway

Town & Country, Missouri 63017

Attn: General Counsel

Phone No: (314) 628-7185

Fax No: (888) 522-6510

Wells Fargo Foothill, Inc.

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Attention: Business Finance Manager – SAVVIS

and

Wells Fargo Foothill

1100 Abernathy Rd, Suite 1600

Atlanta, GA 30328

Attention: Business Finance Manager – SAVVIS

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4. Effective Date/ Commencement Date:

Effective Date: (Sign Date)	December 21, 2006 (being the latest date of execution shown on the signature page hereto).

Commencement Date: (Lease Start)

March 1, 2007

Early Occupancy. The foregoing notwithstanding, Landlord agrees to permit Tenant to occupy the Premises, prior to the Commencement Date, on and after January 1, 2007 (the “Early Occupancy Date”) (the period between the Early Occupancy Date and the Commencement Date is referred to herein as the “Early Occupancy Period”). Tenant agrees that, while Tenant shall not be required to pay Base Rent or Additional Rent (other than electricity) during the Early Occupancy Period, Tenant shall be required to pay any and all electricity charges that accrue to the Premises during the Early Occupancy Period.

5. Term:	Approximately 180 months (expiring on February 28, 2022 (Lease End))

6. Renewal Term:	Two (2) Renewal Options (defined in Section 2.3.1 of the Standard Lease Provisions, below), each to extend the Term (defined below) for a Renewal Term (defined in Section 2.3.1 of the Standard Lease Provisions, below) of 60 months pursuant to Section 2.3, below.

7. Tenant Space:	The Premises described in Item 7(a), below, the Pathway described in Item 7(b), below, and the Ancillary Space described in Item 7(c), below.

(a) Premises:	Suites 100, 110 and 120 in the Building, containing approximately 88,171 rentable square feet, per the ANSI/BOMA Z65.1 – 1996 (“BOMA”) measurements set forth on Exhibit “A-2” attached hereto, of separately demised area (the “Premises”), on the 1st floor of the Building, as shown on Exhibit “A”. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that the Premises consists of the upper surface of sub-floor below first floor up to the inside surface of the slab of the second floor (i.e. slab to slab) including the floor and ceiling plenums.

(b) Pathway:
(i) Conduit:

a. Six (6) four inch (4”) conduits diversely routed from the Premises depicted on Exhibit “A” to the Meet-Me-Room as described on Exhibit “C” (the “MMR Conduits”), to be installed by Tenant, in accordance with Section 8.3 hereof, along the pathways designated by Landlord.

b. Two (2) four inch (4”) conduits diversely routed from the two Building points of Premises entry into the Premises depicted on Exhibit “A” (the “Backbone Conduits”), to be installed by Tenant, in accordance with Section 8.3 hereof, along the pathways designated by Landlord.

c. One (1) four inch (4”) conduit from the Premises to the Ancillary Space-Rooftop Equipment Space (defined below), to be installed by Tenant, in accordance with Section 8.3 hereof, along the pathway designated by Landlord.

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All POTS (Plain Old Telephone) lines are delivered from the local exchange carrier to the Premises at no charge.

Tenant has the right to install and is responsible for its costs of installation of all cable(s) in the Conduits between the Meet Me Room and the Premises.

(ii) Additional Pathway:	In the event that, at Tenant’s request, Landlord permits Tenant to use fiber or copper (or any other means of connection) in addition to the Pathway described in Item 7(b), above (any of the same, “Additional Pathway”), (i) Tenant shall pay Rent (defined in Section 3.3, below) with respect to such installations or use of such Additional Pathway in an amount equal to the then prevailing market rent in the Building established from time to time by Landlord as the rental rate for new installations and/or use of fiber, copper or other means of connection and (ii) the execution by Tenant of an amendment to this Lease describing such additional installations and/or uses of such Additional Pathway, adding such Additional Pathway and/or uses to the Tenant Space, and setting forth the Rent payable by Tenant to Landlord with respect to such additional installations and/or uses of such Additional Pathway shall be a condition precedent to Tenant’s right to use such Additional Pathway for such additional installations and/or uses.

(c) Ancillary Space:

a.      The “Ancillary Space – Rooftop Equipment Space”, in the rooftop location designated by Landlord (the “Ancillary Space – Rooftop Equipment Space”), but subject to the terms of Exhibit “J” attached hereto.

b.      The “Ancillary Space – Generator Yard Space”, as described on Exhibit “A-3”, attached hereto (the “Ancillary Space – Generator Yard Space”; together with the Ancillary Space – Rooftop Equipment Space, collectively, the “Ancillary Space”).

8. Interconnections:	No monthly charges will apply for Tenant interconnections in the Meet-Me-Room.

9. Base Rent:

$265,982.52 NNN per month for the period March 1, 2007 through February 29, 2008

(months 1-12 of the Term)

$273,961.99 NNN per month for the period March 1, 2008 through February 28, 2009

(months 13-24 of the Term)

$282,180.85 NNN per month for the period March 1, 2009 through February 28, 2010

(months 25-36 of the Term)

$290,646.28 NNN per month for the period March 1, 2010 through February 28, 2011

(months 37-48 of the Term)

$299,365.67 NNN per month for the period March 1, 2011 through February 29, 2012

(months 49-60 of the Term)

$308,346.64 NNN per month for the period March 1, 2012 through February 28, 2013

(months 61-72 of the Term)

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$317,597.03 NNN per month for the period March 1, 2013 through February 28, 2014

(months 73-84 of the Term)

$327,124.95 NNN per month for the period March 1, 2014 through February 28, 2015

(months 85-96 of the Term)

$336,938.69 NNN per month for the period March 1, 2015 through February 29, 2016

(months 97-108 of the Term)

$347,046.86 NNN per month for the period March 1, 2016 through February 28, 2017

(months 109-120 of the Term)

$357,458.26 NNN per month for the period March 1, 2017 through February 28, 2018

(months 121-132 of the Term)

$368,182.01 NNN per month for the period March 1, 2018 through February 28, 2019

(months 133-144 of the Term)

$379,227.47 NNN per month for the period March 1, 2019 through February 29, 2020

(months 143-156 of the Term)

$390,604.29 NNN per month for the period March 1, 2020 through February 28, 2021

(months 157-168 of the Term)

$402,322.42 NNN per month for the period March 1, 2021 through February 28, 2022

(months 169-180 of the Term)

10. Intentionally Deleted.	Intentionally Deleted.

11. Security Deposit/Letter of Credit; Prepaid Rent

Security Deposit/Letter of Credit: Tenant agrees to provide Landlord a Letter of Credit payable to Landlord upon demand in the amount of $797,947.56 (being three (3) months’ of 1st year’s Base Rent), within five (5) days following Tenant’s execution of this Lease, subject to the terms of Exhibit “G”, attached hereto.

Prepaid Rent: $265,982.52 due and payable upon Tenant’s execution of this Lease, consisting of the first month’s Base Rent

12. Building Rules and Regulations:	This term shall mean Landlord’s rules and regulations for the Building (the “Building Rules and Regulations”), as such Building Rules and Regulations may be amended from time to time by Landlord in accordance with Section 6.2 of the Standard Lease Provisions of this Lease. The current version of the Building Rules and Regulations is attached hereto as Exhibit “I”.

13. Intentionally Deleted	Intentionally Deleted

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14. Intentionally Deleted	Intentionally Deleted

15. Eligibility Period:	(a) five (5) consecutive days or Five (5) non-consecutive days in any twelve (12) calendar month period, in general; and (b) twenty-four (24) hours with regard to the need for a Water Repair or a Switch Gear Repair.

16. Landlord’s Address for Notices:	Digital Piscataway, LLC c/o Digital Realty Trust, L.P. 300 Boulevard East Management Office Weehawken, NJ 07086 Attention: Property Manager Telefax No. (201) 392-8227

With copies to:

Digital Realty Trust, L.P.

115 2nd Avenue

Waltham, MA 02451-1107

Attn: David J. Caron

Telefax No. (781) 319-5019

And:

Stutzman, Bromberg, Esserman & Plifka,

A Professional Corporation

2323 Bryan Street, Suite 2200

Dallas, TX 75201

Attention: Noah K. Hansford

Telefax No. (214) 969-4999

17. Landlord’s Address for Payment of Rent:

ACH Payments:

Bank of America NT&SA

1850 Gateway Blvd.

Concord, CA 94520-3282

Routing Number: 121000358

Account Number: 1459927528

Account Name: Digital Piscataway, LLC

Regarding/Reference: Tenant Account No., Invoice No.

Wire Payments:

Bank of America NT&SA

100 West 33rd Street

New York, NY 10001

Routing Number: 026009593

SWIFT: BOFAUS3N

Account Number: 1459927528

Account Name: Digital Piscataway, LLC

Regarding/Reference: Tenant Account No., Invoice No.

Check Payments:

Digital Piscataway, LLC

14109 Collections Center Drive

Chicago, IL 60693

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Contact Information: Charissa Ha Director of Cash Management Digital Realty Trust 560 Mission Street, Suite 2900 San Francisco, CA 94104 P: (415) 738-6509 F: (415) 738-6501

18. Brokers:

(a) Landlord’s Broker:	None.

(b) Tenant’s Broker:	Equis.

19. Intentionally Deleted	Intentionally deleted

20. Land:	The land (“Land”) located at: 3 Corporate Place, Piscataway, New Jersey

21. Building:	3 Corporate Place: A three (3)-story building consisting of approximately 276,931 rentable square feet (the “Building”)

22. Common Area:	That part of the Property designated by Landlord from time to time for the common use of all tenants, including among other facilities, the sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors’ closets, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.

23. Meet-Me Room:	Suite 315 of the Building located on the third floor of the Building serves as the common interconnection area for Building tenants.

24. Landlord Group:	Landlord, Digital Realty Trust, L.P., Digital Realty Trust, Inc., and their respective directors, officers, shareholders, members, employees, agents, constituent partners, affiliates, beneficiaries, trustees and representatives (the “Landlord Group”).

25. Tenant Group:	Tenant, Savvis, Inc., and their respective directors, officers, shareholders, members, employees, agents, constituent partners, affiliates, beneficiaries, trustees and representatives (“Tenant Group”).

This Lease shall consist of the foregoing Basic Lease Information, and the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Sections 1 through 17 which follow) and Exhibits “A” through “K”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control. Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.

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STANDARD LEASE PROVISIONS

1. LEASE OF PREMISES.

1.1 Tenant Space. Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord for the Term (defined in Section 2.1, below), (i) the Premises, as specified in Item 7(a) of the Basic Lease Information in the approximate locations depicted on Exhibit “A” attached hereto (the “Premises”); (ii) those certain conduit(s), partial conduit(s) and/or dark fiber(s) or copper described in Item 7(b) of the Basic Lease Information (the “Pathway”); and (ii) the Ancillary Space described in Item 7(c) of the Basic Lease Information (the “Ancillary Space”). The Premises, the Pathway and the Ancillary Space shall be referred to herein collectively as the “Tenant Space.”

1.2 Condition of Tenant Space. Tenant has inspected the Datacenter and the Tenant Space and accepts them in their “AS IS, WHERE IS” condition. Tenant acknowledges and agrees that (i) no representation or warranty (express or implied) has been made by Landlord as to the condition of the Property, the Building, or the Tenant Space or their suitability or fitness for the conduct of Tenant’s Permitted Use, its business or for any other purpose and (ii) except as specifically set forth herein, Landlord shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the Tenant Space. The taking of possession of the Tenant Space by Tenant shall conclusively establish that the Tenant Space and the Building were at such time in good order and clean condition.

1.3 Interconnections. Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other tenants of the Building must be made in the Meet-Me-Room. During the Term of this Lease and subject to availability, Tenant shall have the right to lease Additional Pathway between the Premises and the Meet-Me-Room upon Landlord’s then prevailing standard rates and terms for such Additional Pathway.

1.4 Common Area. The Common Area, as defined in Paragraph 22 of the Basic Lease Information hereof, shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord in Landlord’s discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect new structures or other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant’s employees, invitees and Permitted Licensees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

1.5 Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Tenant Space without hindrance from Landlord or any person or entity claiming by, through or under Landlord. Subject to the terms and conditions of this Lease (including, without limitation, the Building Rules and Regulations (defined in Section 6.2, below)) and Landlord’s Access Control Systems (defined in Section 7.1, below), Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.

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2. TERM.

2.1 Term. The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the period specified in Item 5 of the Basic Lease Information (the “Term”), unless this Lease is earlier terminated as provided herein.

2.2 Delivery of Tenant Space. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date. In the event that Landlord shall fail to deliver to Tenant possession of the Premises on the Commencement Date for any other reason, Landlord shall not be deemed in default hereunder, and the Commencement Date shall be deemed to be extended until the date on which Landlord shall complete such installation and/or tender to Tenant delivery of possession of the Premises; provided, however, that, subject to Force Majeure (defined in Section 17.14, below), Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease if such installation has not been completed and/or Landlord shall fail to tender delivery of possession of the Premises on or before the date that is sixty (60) days after the date set forth in Item 4 of the Basic Lease Information (as such date may be extended for Force Majeure).

2.3 Renewal Options.

2.3.1 Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the number of options (each, an “Renewal Option”) specified in Item 6 of the Basic Lease Information to extend the Term of this Lease with respect to the entire Tenant Space, each for an additional term of sixty (60) calendar months (collectively the “Renewal Terms”, each a “Renewal Term”), upon the same terms, conditions and provisions applicable to the then current Term of this Lease (except as provided otherwise herein). The Base Rent and other charges payable with respect to the Tenant Space for each Renewal Term (the “Option Rent”) shall be as follows:

1st Renewal Term:

Period: (months of the Term)	Monthly Base Rent:
181 – 192	$414,392.09
193 – 204	$426,823.86
205 – 216	$439,628.57
217 – 228	$452,817.43
229 – 240	$466,401.95

2nd Renewal Term:

Period: (months of the Term)	Monthly Base Rent:
241 – 252	$480,394.01
253 – 264	$494,805.83
265 – 276	$509,650.01
277 – 288	$524,939.51
289 – 300	$540,687.69

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2.3.2 Tenant may exercise each Renewal Option only by delivering to Landlord a written notice (an “Option Exercise Notice”) at least nine (9) calendar months (and not more than twenty-four (24) calendar months) prior to then applicable expiration date of the Term, which Option Exercise Notice shall specify that Tenant is irrevocably exercising its Renewal Option so as to extend the Term of this Lease by a Renewal Term on the terms set forth in this Section 2.3. In the event that Tenant shall duly exercise a Renewal Option, the Term shall be extended to include the applicable Renewal Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all duly exercised Renewal Terms). In the event that Tenant shall fail to deliver an Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Renewal Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.

2.3.3 Tenant shall have the right to exercise any Renewal Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers an Option Exercise Notice. If Tenant duly exercises a Renewal Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of a Renewal Option shall, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Option Exercise Notice or on the date on which the Option Term is scheduled to commence there shall be an uncured Event of Default by Tenant under this Lease.

3. BASE RENT AND OTHER CHARGES.

3.1 Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord base rent (the “Base Rent”) for the Tenant Space in the amount set forth in Item 9 of the Basic Lease Information. All such Base Rent shall be paid to Landlord in monthly installments in advance on the first day of each and every month throughout the Term of this Lease; provided, however, that (a) the first full monthly installment of Base Rent shall be payable upon Tenant’s execution of this Lease and (b) if the Term of this Lease does not commence on the first day of a calendar month, the Base Rent for such partial calendar month shall (i) be calculated on a per diem basis determined by dividing the Base Rent above by the number thirty (30) and multiplying such amount by the number of days remaining in such calendar month from and after (and including) the Commencement Date, and (ii) shall be paid by Tenant to Landlord on the Commencement Date. Tenant shall not pay any installment of Rent (defined in Section 3.4, below) more than one (1) month in advance.

3.2 Intentionally Deleted.

3.3 Operating Expenses and Taxes.

3.3.1 For purposes of this Section 3.3, the following definitions and calculations shall apply:

(1) The term “Operating Expenses” shall mean all reasonable expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Property, determined on an accrual basis in accordance with generally accepted accounting principles, including, without limitation, the following:

(i) Salaries and wages of all employees (“on-site” employees, including general manager and below, but including a pro rata share of the salaries and wages of “rotating on-site employees”, such as engineers who rotate among several buildings) engaged in the operation, maintenance and security of the Property, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto;

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(ii) Cost of all supplies and materials used in the operation, maintenance and security of the Property (excluding cleaning and char supplies related to the cleaning of other tenants’ premises);

(iii) Cost of all electricity supplied to the Common Areas of the Property and all water and sewage service supplied to the Property;

(iv) Cost of all maintenance and service agreements for the Property and the equipment therein, including, without limitation, alarm service, parking facilities, security (both on-site and off-site), janitorial service, landscaping, fire protection, sprinklers, window cleaning and elevator maintenance, but excluding all cleaning and char contracts related to the cleaning of other tenants’ premises;

(v) Cost of all insurance relating to the Property, including the cost of casualty, rental and liability insurance applicable to the Property and Landlord’s personal property used in connection therewith;

(vi) Cost of repairs and general maintenance, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties;

(vii) Cost of any capital improvement item, including installation thereof, amortized on a straight-line basis, but (A) only if it can be conclusively demonstrated that such item reduced the Operating Expense(s) to which it specifically relates, (B) only to the extent of such demonstrable savings and (C) excluding the cost of any capital improvement arising merely from the breakage or wearing out of a capital item;

(viii) Management fee equal to three percent (3%) times the product of gross rents actually collected at the Building during the year at issue (but in no event to exceed the product of the Management Fee Rate Cap (defined below) and the weighted average number of rentable square feet of occupied space in the Building); it being agreed that the management fee shall not be subject to the gross up provision of Section 3.3.4. For the purposes of this Lease, the term “Management Fee Rate Cap” shall mean and refer, in the first year of this Lease, to twenty-four dollars ($24). For each subsequent year of the Lease, the Management Fee Rate Cap shall escalate at a rate of three percent (3%) per year on a cumulative basis (e.g., in the 2nd and 3rd years of the Lease, the Management Fee Rate Cap shall be $24.72 and $25.46, respectively).

To the extent that any Operating Expenses are attributable to the Property and other properties of Landlord (specifically, including, without limitation, engineers who rotate among buildings), Landlord shall disclose the same to Tenant and a fair and reasonable allocation of such Operating Expenses shall be made between the Property and such other properties.

(2) The term “Operating Expenses” shall exclude the costs set forth on Exhibit “H”.

(3) [Intentionally Deleted]

(4) The term “Actual Operating Expenses” shall mean, with respect to each calendar year during the Term, the actual Operating Expenses for such year. The term “Actual Operating Expenses Rate” shall mean, with respect to each calendar year during the Term, the Actual Operating Expenses attributable to each square foot of rentable area in the Building (as set forth in

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Item 21 of the Basic Lease Information), and shall be calculated by dividing the Actual Operating Expenses by the total number of square feet of rentable area in the Building. The term “Tenant’s Proportionate Share of Actual Operating Expenses” shall mean, with respect to each calendar year during the Term, an amount equal to the product of (i) the Actual Operating Expenses Rate, multiplied by (ii) the sum of the number of square feet of rentable area in the Premises (as defined in Item 7(a) of the Basic Lease Information) in such year.

(5) The term “Taxes” shall mean all taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether levied by taxing districts or authorities presently taxing the Property or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Property or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined (including, but not limited to, margin taxes and/or other similar taxes assessed against or imposed on the Property or on Landlord as the owner of the Property, or measured by the income or profits of Landlord from the ownership and/or operation of the Property, and those taxes described in Section 4.2 hereof). Except as set forth in Article 4 hereof, Taxes shall not include any and all federal, state or local (i) franchise, capital stock or similar taxes, if any, of Landlord (unless in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Tenant Space which, if such other tax or assessment were in effect on the Commencement Date, would be payable by Tenant hereunder or by Applicable Law), (ii) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured wholly or in part by Landlord’s net income (unless such a tax is in the nature of a margin tax or other tax on rents, or is levied in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Premises, which, if such other tax or assessment were in effect on the Commencement Date, would be payable by Tenant hereunder or by Applicable Law), (iii) any estate, inheritance, succession, gift or similar taxes of Landlord, (iv) any taxes in connection with the transfer or other disposition of any interest, other than Tenant’s (or any person claiming under Tenant), in the Premises or this Lease, to any person or entity, including, but not limited to, any capital gains, income, stamp or real property gains or withholding tax (unless attributable to an Event of Default or unless such transfer is to Tenant or a person designated by Tenant), or (v) any tax that would not have been imposed but for the failure of Landlord to comply with certification, information, documentation or other reporting requirements applicable to Landlord, if compliance with such requirements is required by statute or regulation of the relevant taxing authority as a precondition to relief or exemption from such tax, and (vi) any interest or penalties relating to any item listed in clauses (i) through (v) above.

(6) [Intentionally Deleted]

(7) The term “Actual Taxes” shall mean, with respect to each calendar year during the Term, the actual Taxes for such year. The term “Actual Tax Rate” shall mean, with respect to each calendar year during the Term, the Actual Taxes attributable to each square foot of rentable area in the Building (as set forth in Item 21 of the Basic Lease Information), and shall be calculated by dividing the Actual Taxes by the total number of square feet of rentable area in the Building. The term “Tenant’s Proportionate Share of Actual Taxes” shall mean, with respect to each calendar year during the Term, an amount equal to the product of (i) the Actual Tax Rate, multiplied by (ii) the sum of the number of square feet of rentable area in the Premises (as defined in Item 7(a) of the Basic Lease Information) in such year.

3.3.2 Tenant shall be obligated to pay to Landlord as additional rental an amount equal to Tenant’s Proportionate Share of Actual Operating Expenses. In addition, Tenant shall be obligated to pay to Landlord as additional rental an amount equal to Tenant’s Proportionate Share of Actual Taxes. To implement the foregoing, Landlord shall provide to Tenant on or before June 15 (or as soon thereafter as reasonably possible) after the end of the calendar year in which the Commencement Date occurs, a statement of the Actual Operating Expenses and the Actual Taxes for such calendar year, the Actual Operating Expenses Rate and the Actual Tax Rate for such calendar year, and Tenant’s Proportionate Share of Actual Operating Expenses, and Tenant’s Proportionate Share of Actual

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Taxes for such calendar year. Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of such statement, an amount equal to Tenant’s Proportionate Share of Actual Operating Expenses for such calendar year. Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of such statement, an amount equal to Tenant’s Proportionate Share of Actual Taxes for such calendar year.

3.3.3 Beginning with the Commencement Date (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of (i) the projected annual Operating Expenses per square foot of rentable area in the Property (the “Projected Operating Expenses Rate”), and (ii) the projected annual Taxes per square foot of rentable area in the Property (the “Projected Tax Rate”). Beginning with the Commencement Date, Tenant shall pay to Landlord on the first day of each month an amount (the “Projected Operating Expenses Installment”) equal to one-twelfth (1/12) of the product of (i) the Projected Operating Expenses Rate for such calendar year, multiplied by (ii) the sum of the number of square feet of rentable area in the Premises (as defined in Item 7(a) of the Basic Lease Information) on the first day of the prior month. Beginning with the Commencement Date, Tenant shall also pay to Landlord on the first day of each month an amount (the “Projected Tax Installment”) equal to one-twelfth (1/12) of the product of (i) the Projected Tax Rate for such calendar year, multiplied by (ii) the sum of the number of square feet of rentable area in the Premises (as defined in Item 7(a) of the Basic Lease Information) on the first day of the prior month. Until Tenant has received the statement of the Projected Operating Expenses Rate and Projected Tax Rate from Landlord, Tenant shall continue to pay Projected Operating Expenses Installments and Projected Tax Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Upon Tenant’s receipt of such statement of the Projected Operating Expenses Rate, Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant as Projected Operating Expenses Installments prior to receiving such statement and the amount payable by Tenant therefor as set forth in such statement. In addition, upon Tenant’s receipt of such statement of the Projected Tax Rate, Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant as Projected Tax Installments prior to receiving such statement and the amount payable by Tenant therefor as set forth in such statement. Landlord shall provide Tenant a statement on or before June 15 (or as soon thereafter as reasonably possible) after the end of each calendar year, showing the Actual Operating Expenses Rate as compared to the Projected Operating Expenses Rate for such calendar year and the Actual Tax Rate as compared to the Projected Tax Rate for such calendar year. If Tenant’s Proportionate Share of Actual Operating Expenses for such calendar year exceeds the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. If Tenant’s Proportionate Share of Actual Taxes for such calendar year exceeds the aggregate of the Projected Tax Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. If Tenant’s Proportionate Share of Actual Operating Expenses for such calendar year is less than the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Landlord shall credit Tenant’s Rent hereunder, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. If Tenant’s Proportionate Share of Actual Taxes for such calendar year is less than the aggregate of the Projected Tax Installments collected by Landlord from Tenant, Landlord shall credit Tenant’s Rent hereunder, within thirty (30) days following Tenant’s receipt of such statement, the amount of such excess. Landlord shall have the right from time to time during each calendar year to revise the Projected Operating Expenses Rate and/or Projected Tax Rate and provide Tenant with a revised statement thereof, and thereafter Tenant shall pay Projected Operating Expenses Installments and Projected Tax Installments on the basis of the revised statement. If the Commencement Date is not the first day of a calendar year, or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant’s Proportionate Share of Actual Operating Expenses and Tenant’s Proportionate Share of Actual Taxes shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term.

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3.3.4 Notwithstanding any other provision herein to the contrary, it is agreed that if the Building is not ninety-five percent (95%) or more occupied on average during any calendar year commencing with calendar year 2008 an adjustment shall be made in computing the Actual Operating Expenses (with respect only to those Operating Expenses which actually vary with occupancy) for such year so that the Actual Operating Expenses are computed as though the Building had been ninety-five percent (95%) occupied during such year.

3.3.5 Landlord agrees to keep books and records reflecting the Operating Expenses and Taxes of the Property in accordance with generally accepted accounting principles. Tenant, at its expense, shall have the right, within twelve (12) months (the “Audit Period”) after receiving Landlord’s statement of Actual Operating Expenses and Taxes for a particular year, to audit Landlord’s books and records relating to the Operating Expenses and Taxes as the case may be for such year and, in the event that the charge to Tenant related to any audited item is reasonably alleged to have resulted in an overcharge in excess of five percent (5%) of the total charge for such item in such audit year, Tenant shall be permitted, during the Audit Period, to audit the same item for the two (2) prior calendar years occurring during the Term of this Lease. If conducted by Tenant, such audit shall be conducted only during regular business hours at Landlord’s office and only after Tenant gives Landlord fourteen (14) days written notice. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. No audit shall be conducted at any time that there is an existing Event of Default by Tenant of any of terms of this Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Tenant Space. Such audit must be conducted by an independent nationally recognized accounting firm. All information obtained through the Tenant’s audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the Landlord and/or the Property as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by the Tenant and its officers, agents, and employees; and Tenant shall cause its auditor and any of its officers, agents, and employees to be similarly bound. As a condition precedent to Tenant’s exercise of its right to audit, Tenant must deliver to Landlord a signed covenant from the auditor in a form reasonably satisfactory to Landlord acknowledging that all of the results of such audit as well as any compromise, settlement, or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law. Tenant understands and agrees that this provision is of material importance to Landlord and that any violation of the terms of this provision shall result in immediate and irreparable harm to Landlord. Landlord shall have all rights allowed by law or equity if Tenant, its officers, agents, or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate this Lease or the right to terminate Tenant’s right to audit in the future pursuant to this paragraph. Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorneys’ fees suffered by or claimed against Landlord, based in whole or in part upon the breach of the confidentiality provisions of this paragraph by Tenant and/or its auditor, and shall cause its auditor to be similarly bound. If within such the Audit Period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of Actual Operating Expenses and/or Actual Taxes, Tenant shall be deemed to have approved such statement in all respects. In the event that Tenant’s audit reveals a cumulative overcharge of over five percent (5%), Landlord shall reimburse Tenant for the reasonable costs of the audit, including reasonable costs of Tenant’s counsel in connection therewith); provided that Landlord shall be obligated to reimburse Tenant for the reasonable costs accumulated during such audit on an hourly basis, not a contingency basis.

3.4 Payments Generally. Base Rent, all forms of Additional Rent (defined in this Section 3.4, below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as “Rent”), (ii) be payable to Landlord when due without any prior notice or demand therefor in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically

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provided otherwise herein), and (iii) be payable to Landlord at the address of Landlord specified in Item 16 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws (defined in Section 6.3.1, below). In the event that the Commencement Date or the Expiration Date (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis. For purposes of this Lease, all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute “Additional Rent.”

3.5 Late Payments. Tenant hereby acknowledges and agrees that the late payment by Tenant to Landlord of Base Rent or Additional Rent (or any other sums due hereunder) will cause Landlord to incur administrative costs not contemplated under this Lease and other damages, the exact amount of which would be extremely difficult or impractical to fix. Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date that is five (5) days after the date on which such payment is due (a “Late Charge Delinquency”), Tenant shall pay to Landlord, as Additional Rent, (i) a late charge (“Late Charge”) equal to five percent (5%) of the amount overdue to cover such additional administrative costs and damages, and (ii) interest on all such delinquent amounts at an interest rate (the “Default Rate”) equal to the lesser of (a) the Prime Rate (defined below) plus two hundred basis points per month or (b) the maximum lawful rate, from the date such amounts are first delinquent until the date the same are paid. In no event, however, shall the charges permitted under this Article 3 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest. Landlord’s acceptance of any Late Charge, or interest pursuant to this Section 3.5, shall not be deemed to constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws. Notwithstanding the foregoing, Landlord agrees to waive the Late Charge and interest at the Default Rate for one (1) late payment hereunder during any consecutive twelve (12) calendar month period during the Term; provided that such late payment is paid in full within five (5) days after the date Tenant receives written notice from Landlord that same is past due. For the purposes of this Lease, the term the “Prime Rate”, shall mean the rate of interest published as the “prime rate” by The Wall Street Journal (or its successor, assign or a comparable publication) in its listing of “Money Rates”.

3.6 Electrical Power. Tenant shall pay for all electricity provided to and/or used in the Tenant Space. An electrical metering device (or electrical metering devices) (collectively, the “Electrical Metering Equipment”) compatible with Landlord’s energy management system for monitoring electricity provided to and/or used in the Tenant Space shall be installed by Tenant at Tenant’s cost. Landlord shall bill Tenant monthly for the actual cost (with no mark-up by Landlord) of all electricity provided to and/or used in the Tenant Space based upon the Electrical Metering Equipment (the “Actual Electrical Costs”) which bill shall, upon request by Tenant, enclose the applicable portion of the utility company invoice. Tenant shall pay such amount (the “Power Payment”) to Landlord, as Additional Rent, within thirty (30) days of delivery of such Power Payment invoice. For the avoidance of doubt, it is the intent of the parties that this Section 3.6 represents a mechanism only for Landlord’s cost recovery with regard to electrical power provided to and/or used in or for the Premises, and that there is no intent for Tenant’s Power Payment to include any element of profit to the Landlord in connection therewith.

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4. TAX ON TENANT’S EQUIPMENT; OTHER TAXES.

4.1 Equipment Taxes. Tenant shall be liable for and shall pay at least ten (10) days before delinquency (and Tenant hereby indemnifies and holds Landlord harmless from and against any Claims (defined in Section 14.2, below) arising out of, in connection with, or in any manner related to) all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in or used by Tenant in or in connection with the Tenant Space. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property, and if Landlord elects to pay the same, Tenant shall pay to Landlord as Additional Rent, within ten (10) days of Landlord’s demand therefor, that part of such taxes for which Tenant is liable hereunder.

4.2 Additional Taxes. Tenant shall pay to Landlord, as Additional Rent and within ten (10) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord’s business as a lessor hereunder, and the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including, without limitation, any applicable possessory interest taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, or (iv) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

5. INTENTIONALLY DELETED.

6. USE.

6.1 Permitted Use. Subject to the terms of this Lease to the contrary, Tenant shall use the Tenant Space only for the installation, placement, operation and maintenance of computer, switch, transmission and/or communications equipment and connections (in accordance with Section 1.3, above) and/or provision of managed hosting and IP services and/or colocation services to Tenant’s subtenants and customers (in accordance with Section 10.6, below), and in any case for all purposes necessary or appropriate for data center and/or telecommunications center purposes (including without limitation (a) office and other associated uses and (b) use of the Ancillary Space, in accordance with the terms of Exhibit “A-1” and Exhibit “J”) (collectively, the “Permitted Use”). Any other use of the Tenant Space is subject to Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole and absolute discretion.

6.2 Building Rules and Regulations. Tenant’s Permitted Use shall be subject to, and Tenant, and Tenant’s agents, employees and invitees shall comply fully with all requirements of the Building Rules and Regulations. Landlord shall at all times have the right to change, such rules and regulations or to amend or supplement them in such manner as may be deemed (by Landlord in the exercise of its sole but good faith discretion) advisable for the safety, care and cleanliness of the Tenant Space, the Building and the Property and for preservation of good order therein, all of which Building Rules and Regulations, as changed, amended, and/or supplemented from time to time, shall be fully carried out and strictly observed by Tenant; provided, however, that such changes to the Building Rules and Regulations may not increase Tenant’s monetary obligations under this Lease or restrict in any way Tenant’s operation in the Tenant Space twenty-four (24) hours per day seven (7) days per week during the Term. In the event of a conflict between the Building Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. Tenant shall further be responsible for the compliance with such Building Rules and Regulations (as the same may be changed, amended and/or supplemented from time to time) by the employees, agents and invitees of Tenant. Landlord shall apply the Building Rules and Regulations uniformly to the tenants of the Building.

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6.3 Compliance with Laws; Hazardous Materials.

6.3.1 Compliance with Laws. Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause the Tenant Space to comply in all respects with all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction (including without limitation any certificate of occupancy), and all covenants, conditions and restrictions affecting the Property now or in the future applicable to the Tenant Space (collectively, “Applicable Laws”) and with all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function. Tenant shall not use the Tenant Space, or permit the Tenant Space to be used, in any manner, or do or suffer any act in or about the Tenant Space which: (i) violates or conflicts with any Applicable Law; (ii) causes or is reasonably likely to cause damage to the Property, the Building, the Tenant Space or the Building and/or Property systems and equipment, including, without limitation, all fire/life safety, electrical, HVAC, plumbing or sprinkler, access control (including, without limitation, Landlord’s Access Control Systems), mechanical, telecommunications, elevator and escalator systems and equipment (collectively, the “Building Systems”); (iii) will invalidate or otherwise violates a requirement or condition of any fire, extended coverage or any other insurance policy covering the Property, the Building, and/or the Tenant Space, or the property located therein, or will increase the cost of any of the same (unless, at Landlord’s election, Landlord permits an activity which will cause an increase in any such insurance rates on the condition that Tenant shall agree in writing to pay any such increase to Landlord immediately upon demand as Additional Rent); (iv) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or the Property, or any equipment, facilities or systems of any such Tenant; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located at the Property; (vi) amounts to (or results in) the commission of waste in the Tenant Space, the Building or the Property; (vii) violates any of the rules and regulations from time to time promulgated by Landlord applicable to the Tenant Space, the Building or the Property (including, without limitation, the Building Rules and Regulations) (provided that this item (vii) shall not be deemed to allow Landlord to prohibit Tenant from running a data center in the Premises); or (viii) other than the Permitted Use. The foregoing notwithstanding, Landlord agrees (aa) to cause all other tenant spaces in the Building to be built out in accordance with Applicable Law; and (bb) to cause all other tenant leases for the Building to contain items (i)-(vii) of this Section 6.3.1. Subject to the provisions of Section 9.1.5, Tenant shall be responsible for any losses, costs or damages in the event that unauthorized parties gain access to the Tenant Space or the Building through access cards, keys or other access devices provided to Tenant by Landlord. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 6.3, subject to the notice and cure period described in Section 15.1.2 hereof.

6.3.2 Hazardous Materials. No Hazardous Materials (defined below) shall be Handled (defined below) upon, about, in, at, above or beneath the Tenant Space or any portion of the Building or the Property by or on behalf of Tenant, its Transferees (defined in 10.1, below), or their respective contractors, clients, officers, directors, employees, representatives, licensees, agents, or invitees (the “Tenant Parties”). Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of the Permitted Use may be used at the Tenant Space without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined below) and only in a manner consistent with Institutional Owner Practices (defined in Section 8.3, below). “Environmental Laws” shall mean and include all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. “Hazardous Materials” shall mean and include: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) asbestos, asbestos-containing materials or presumed asbestos-containing materials (collectively, “ACM”); (v) which is radioactive; (vi) which is

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infectious; or (2) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, and are defined, or become defined by any Environmental Law. “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials. Landlord hereby represents and warrants that to the best of Landlord’s actual knowledge, neither the Building nor the Land contain any Hazardous Materials at levels or in conditions that are in violation of applicable Environmental Laws. As used herein, the phrase “Landlord’s actual knowledge”, or similar phrases, shall mean the actual current knowledge as of the date of this Lease of Christopher Crosby, Senior Vice President of Digital Realty Trust, L.P, and David J. Caron, Vice President of Digital Realty Trust, L.P. (the foregoing two (2) individuals, collectively, “Landlord’s Knowledge Parties”). In the event that Environmental Laws require Landlord to remove Hazardous Materials from any part of the Building or Land, that obligation shall be at Landlord’s sole cost and shall be limited to removal of Hazardous Materials which are in excess of the legal levels permitted by Environmental Laws, and which were not placed on the Property by Tenant (the prompt clean up of which, in accordance with Environmental Laws, shall be the responsibility of Tenant hereunder).

6.4 Electrical Consumption Threshold. Tenant’s actual electricity consumption for the Premises, as reasonably determined by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time acting consistently with Institutional Owner Practices (including, without limitation, the use of submeters and/or pulse meters, electrical surveys and/or engineer’s estimates), shall not at any time, exceed the number of watts for the Premises specified in Item 1 of Exhibit “F” (the “Electricity Consumption Threshold”). All equipment (belonging to Tenant or otherwise) located within the Premises shall be included in the calculation of Tenant’s actual electrical consumption for the Premises. The foregoing notwithstanding, in the event that Tenant wants to increase its Electricity Consumption Threshold with the utility provider, Landlord agrees to reasonably cooperate with Tenant in Tenant’s attempt to obtain such increase; provided that (a) such increase may not unreasonably decrease Landlord’s ability, vis a vis the utility provider, to obtain electrical power (on a watts per square foot basis commensurate with that of the Premises) for the balance of the Building; and (b) Tenant acknowledges that any such increase may increase the Rent payable by Tenant to Landlord hereunder.

6.5 Structural Load. Tenant shall not place a load upon the Premises exceeding the number of pounds of live load per square foot specified in Exhibit “F”. Any cabinets, cages or partitions installed by Landlord shall be included in the calculation of the live load.

7. SERVICES TO BE PROVIDED TO THE TENANT SPACE.

7.1 Access Control. Landlord will provide access control as follows: (i) Landlord will operate a check-in desk at the Building’s main entrance twenty-four (24) hours per day, seven (7) days per week, (ii) Landlord will provide an electronic “key card” system to control access to the Building, and (iii) Landlord has will provide a video surveillance system in the Building (collectively, “Landlord’s Access Control Systems”). Landlord disclaims any and all other responsibility or, obligation to provide additional access control (or any security) to the Building, the Tenant Space, or any portion of any of the above. Landlord reserves the right, to be exercised by Landlord in its sole and absolute discretion, but without assuming any duty, to institute additional access control measures in order to further control and regulate access to the Building, or any part thereof. Landlord shall not, under any circumstances, be responsible for providing or supplying security services to the Tenant Space or any part of the Building in excess of the Landlord’s Access Control Systems expressly set forth in this Section 7.1 (and Landlord shall not under any circumstances be deemed to have agreed to provide any services in excess of the above specified Landlord’s Access Control Systems). Subject to Landlord’s approval of the plans and specifications therefor and the contractors who will perform such work, Tenant may install, at its sole cost and expense, its own security system (“Tenant’s Security System”) for the Premises. Tenant shall furnish Landlord with a copy of all key codes, access cards and other entry means and ensure that Landlord shall have access to the Premises at all times,

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subject to Landlord’s compliance with Tenant’s security procedures in accordance with the terms of Section 17.17 hereof. Additionally, Tenant shall ensure that Tenant’s Security System shall comply with all applicable laws, ordinances, rules and regulations, including all fire safety laws, and in no event shall Landlord be liable for the malfunctioning thereof. Tenant shall have the right, subject to Landlord’s reasonable approval and at its sole cost and expense, to integrate Tenant’s security system and management systems into Landlord’s Building security system and Building management systems. Tenant acknowledges and agrees that it understands that all persons in the Building and the activities of all such persons are and shall be subject to surveillance by video camera and/or otherwise by Landlord’s agents and employees.

7.2 Electricity. Landlord shall furnish electricity to the Premises in accordance with the specifications set forth in Item 1 of Exhibit “F” attached hereto. The obligation of Landlord to provide electricity to the Tenant Space shall be subject to the rules and regulations of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited to providing the Electricity Consumption Threshold (as defined in Section 6.4). Except as expressly set forth in Exhibit “F”, Tenant shall be solely responsible for all emergency, supplemental or back-up power systems (“Back-Up Power”) for use in the Tenant Space.

7.3 Water. Landlord shall furnish hot and cold water at those points of supply provided for general use therein.

7.4 Janitorial Service. Landlord shall furnish janitorial service in and about the Common Areas of the Building, as may, in the judgment of Landlord, be reasonably required; but shall not be required to furnish janitorial services to the Tenant Space.

7.5 Loading Dock. Tenant shall have reasonable access to a loading dock and a freight elevator at all times (in common with other tenants of the Building), subject to the Building Rules and Regulations.

7.6 Life Safety. Landlord agrees to maintain the fire suppression and life safety systems of the Building in accordance with Applicable Law.

7.7 Interruption of Services.

7.7.1 Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility provided electric service is changed by the utility company, is no longer provided by the utility company, or is no longer suitable for Tenant’s requirements. No interruption or malfunction of any electrical or other service (including, without limitation, heating ventilation and air conditioning “HVAC”) to the Tenant Space (or to any other portion of the Building or Property) shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate this Lease, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or consequential damages (of any type), whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Property or the Building. In the event of any interruption, however, Landlord shall employ commercially reasonable efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption at issue was not caused in whole or in part by any action of Tenant.

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7.7.2 Notwithstanding the foregoing, in the event that any interruption of any electrical or other service (including, without limitation, HVAC) to the Tenant Space, or any portion thereof, was not caused by any act or omission of Tenant or Tenant’s employees, agents, invitees or contractors, and, in Tenant’s good faith determination, Tenant is prevented from using (and actually does not use) the Tenant Space or any portion thereof for a period in excess of the timeframe specified in Item 15 of the Basic Lease Information (the “Eligibility Period”) because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to an equitable abatement of Rent commencing on the day after the expiration of such Eligibility Period and continuing for each consecutive day thereafter that Tenant is so prevented from using (and does not use) the Tenant Space.

8. MAINTENANCE; ALTERATIONS.

8.1 Landlord Maintenance. Except as provided in this Section 8.1, Landlord shall have no obligation to repair and/or maintain the Tenant Space. Landlord will maintain and keep in good repair and first class condition, consistent with standards in effect at other first class data centers in the United States of America, the Common Area floors, those walls in the Tenant Space that are structural in nature, the foundation (including soil preparation sufficient to support the structural load specified in Exhibit “F”), steel structure, exterior walls (including windows) and roof of the Building, the public areas (including all of the Common Areas) within and outside of the Building, the Building’s life safety system, the Building’s water and sewer system, the Building’s electrical grounding system, the Building’s electrical system, the heating, air conditioning and ventilation system within the Building’s Common Area, Landlord’s Access Control Systems, the Building switch gear, the telecommunications conduits, risers, cables, vaults and manholes including the redundant multi-carrier multi-location access point for fiber and power services, all equipment, furnishings, fixtures and other personal property used by Landlord in the operation of the Building, the Building’s fire sprinkler system, the Building’s fire alarm system, any portion of the enclosed yard area which is common area for data center services and the parking and grounds adjacent to the Building (the “Base Building”). Landlord shall use commercially reasonable efforts to schedule, perform (and cause others to schedule and perform) all work related to its maintenance obligations in a manner that minimizes unreasonable interruption or disruption of Tenant’s use of Tenant’s Space, or the operations performed therein. For the purposes of this Lease, (i) the term “Switch Gear Repair” shall mean and refer to the repair by Landlord of the Building’s switch gear necessitated by the malfunction or other “break-down” of such switch gear; and (ii) the term “Water Repair” shall mean and refer to the repair by Landlord of a water leak in the Building, including a roof leak, window leak, foundation leak, exterior wall leak or the Building’s plumbing system within the Common Area.

8.2 Tenant’s Maintenance. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain the Tenant Space and Tenant’s equipment therein in a clean, sightly, safe and good order and clean condition (and in at least as good order and clean condition as when Tenant took possession), ordinary wear and tear and damage by Casualty and Taking excepted. If Tenant fails to perform its covenants of maintenance and repair hereunder, or if Tenant or any of Tenant’s technicians or representatives physically damages the Property, the Building, or any portion of any of the above, or the personal property of any other tenant or occupant, Landlord may, but shall not be obligated to (after notice by Landlord to Tenant and failure by Tenant to cure within ten (10) days after such notice) perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%), shall be reimbursed by Tenant to Landlord as additional rent within thirty (30) days after Landlord’s demand therefor. For the avoidance of doubt, Landlord and Tenant acknowledge that the foregoing ten (10) day notice period is a notice period that runs concurrently with the Event of Default notice and cure period described in Article 15 hereof; and, in no event, shall such ten (10) day cure period be deemed to be an additional notice period that precedes the Event of Default notice period.

8.3 Alterations. Notwithstanding any provision in this Lease to the contrary, Tenant shall not make or cause to be made any alterations, additions, improvements or replacements to the Tenant Space, or any other portion of the Building or Property

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(collectively, “Alterations”) without the prior written consent and approval of Landlord, which consent and approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord’s consent shall not be required for any usual and customary installations, repairs, maintenance, and removals of equipment and telecommunication cables within the Tenant Space if and to the extent that such installations, repairs, maintenance, and removals (i) are usual and customary within the industry, (ii) are in compliance with the Building Rules and Regulations, and (iii) will not affect the Building’s structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems. For example, Landlord’s consent would be required for the installation of overhead ladder racks that are attached to the ceiling and Landlord’s consent would not be required for the installation of equipment which does not involve drilling into the floor or ceiling. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that if, as and when the items listed on Exhibit “E-2” are placed, constructed and/or installed in the Tenant Space such items shall be deemed to be included in the definition of “Alterations” as described above. Landlord and Tenant agree that, during the first (1st) year of the Term, Landlord shall provide its consent (or objections) with regard to Tenant’s requests for Alteration consent within five (5) days after Landlord’s receipt of such request, and, within ten (10) days after Landlord’s receipt for each year of the Term occurring after the first year of the Term. In the event that Landlord has failed to provide its consent (or objections) within the prescribed five (5) or ten (10) day period, as applicable, Landlord will be deemed to have consented with regard to the applicable request for Alterations consent; provided that (i) such request for Alterations consent contains the phrase “DATED MATERIAL ENCLOSED. RESPONSE IS REQUIRED WITHIN (“FIVE” or “TEN”, as applicable) DAYS AFTER LANDLORD’S RECEIPT HEREOF”, in all capital letters (no smaller than sixteen (16) point font) on the outside of the package in which such request for Alterations consent is provided to Landlord; (ii) such request for Alterations consent contains three (3) full sets of drawings (two full size hard copies, and one full set of drawings on CD); and (iii) in the event that Landlord has not responded within the applicable notice period, Tenant agrees to provide Landlord one (1) additional written notice and one (1) additional business day’s notice in which to respond, prior to such deemed approval taking effect. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that Tenant shall, subject to (aa) Landlord’s reasonable approval of the plans and specifications therefor; (bb) Tenant’s compliance with the insurance requirements hereof; and (cc) Tenant’s compliance with Landlord’s safety requirements for the Building, be permitted to construct a facility in the Premises that will support the Permitted Use. Landlord and Tenant agree that such permission to construct includes permission to access the loading dock, elevator and Building systems in connection with such construction, but subject to the terms and conditions otherwise contained herein. For the avoidance of doubt, Landlord and Tenant agree that Tenant shall be permitted to take the depreciation for tax purposes with regard all Alterations and with regard Tenant’s Personal Property (as defined hereinafter). The foregoing notwithstanding, Landlord hereby grants Tenant its consent with regard to Tenant contracting with NOVA Corporation (“NOVA”), as Tenant’s primary general contractor for the initial Alterations in the Premises; provided that (i) NOVA must comply with the terms of this Lease, including, but not limited to NOVA’s compliance with the Building Rules & Regulations; (ii) NOVA must work in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building; and (iii) NOVA must furnish Landlord with such insurance as Landlord may reasonably require against liabilities which may arise out of work performed in the Building by or for NOVA.

8.4 Removal of Cable, Wiring, Connecting Lines, Equipment, Personal Property and Alterations.

8.4.1 Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant (or, failing which, a contractor designated by Landlord) shall, to the extent required by Applicable Law, and at Tenant’s sole cost and expense, promptly remove Tenant’s Personal Property (defined below) and Alterations, and shall restore those portions of the Building and/or the Tenant Space damaged by such removal of such Tenant’s Personal Property and Alterations to their condition immediately prior to the installation or placement of such items ordinary wear and tear and damage by Casualty or Taking excepted.

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8.4.2 To the extent that the removals described in Section 8.4.1 above are not required by Applicable Law, Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant (or, failing which, a contractor designated by Landlord) shall, at Tenant’s sole cost and expense, promptly remove all of Tenant’s Personal Property (defined below) and all of the Alterations, and shall restore those portions of the Building and/or the Tenant Space damaged by such removal of such Tenant’s Personal Property and Alterations to their condition immediately prior to the installation or placement of such items ordinary wear and tear and damage by Casualty or Taking excepted; provided, however, that, rather than removing all of Tenant’s Personal Property or all of the Alterations, as described above, Tenant shall have the options to remove none of Tenant’s Personal Property, to remove none of the Alterations or to remove none of both. For the avoidance of doubt, however, Landlord and Tenant acknowledge and agree that, with regard to Tenant’s removal of Tenant’s Personal Property and with regard to Tenant’s removal of the Alterations, each such removal shall be “all” or “none”. Notwithstanding the foregoing, Tenant shall have the right to remove any or all of its unattached furniture and office supplies.

8.4.3 Remedies Related to Partial Removal. If Tenant removes some, but not all, of Tenant’s Personal Property (the “Leftover Personal Property”), or Tenant removes some, but not all, of the Alterations (the “Leftover Alterations”), but fails to promptly remove the balance of the Leftover Personal Property or the Leftover Alterations, as applicable, pursuant to this Section 8.4, Landlord shall have the right to remove such Leftover Personal Property and such Leftover Alterations and to restore those portions of the Building and/or the Tenant Space damaged by such removal to their condition immediately prior to the installation or placement of such Leftover Personal Property and Leftover Alterations, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for all of Landlord’s costs of removal and restoration plus an administrative fee equal to ten percent (10%) of such cost.

8.4.4 For purposes hereof, “Tenant’s Personal Property” shall mean, collectively, all communications cable, wiring and connecting lines, and all furniture, servers, cabinets, cages, computing & network gear, cable management system, including ladder racks & fiber trays, and other equipment installed, supporting or placed by or for on behalf of Tenant anywhere in the Building and/or the Tenant Space, but not including any items contained within the description of “Alterations” hereunder.

8.4.5 The provisions of this Section 8.4 are subject to the provisions of the CAA (defined hereinafter), or any successor lender’s collateral access agreement to which Landlord agrees, all in accordance with Section 12.4 hereof.

9. CASUALTY; EMINENT DOMAIN; INSURANCE.

9.1 Casualty; Eminent Domain.

9.1.1 If at any time during the Term of this Lease, a material portion of the Property, the Building or the Premises shall be (i) damaged or destroyed by fire or other casualty (a “Casualty”) or (ii) taken under the power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or sold to prevent the exercise thereof (a “Taking”), then Landlord shall have the right to elect, in Landlord’s sole and absolute discretion, to either (a) terminate this Lease by delivery of written notice (a “Termination Notice”) thereof to Tenant or (b) to continue this Lease, in which case, Landlord shall repair and reconstruct the Tenant Space to substantially the same condition in which they existed immediately prior to such Casualty or Taking (except for the Premises, which must only be restored to its Commencement Date (i.e., “shell”) condition). If as a result of the Casualty or Taking, the Tenant Space is unfit for use by Tenant in the ordinary conduct of Tenant’s business and actually is not used by Tenant, then Landlord shall provide written notice (the “Restoration Notice”) to Tenant as soon as practicable after the Casualty or Taking of the period of time (the “Stated Restoration Period”) which shall be required for the repair and restoration of the Building to permit use of the Tenant Space in the ordinary conduct of Tenant’s business and Tenant shall have the right, at its election, to terminate this Lease if either (i) the Stated Restoration Period shall be in excess of ninety (90) days following the Casualty

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or Taking and Tenant terminates this Lease with written notice thereof to Landlord within thirty (30) days following delivery of the Restoration Notice, or (ii) Landlord shall fail within the Stated Restoration Period to complete the repair and restoration of the Building necessary to allow Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business and Tenant delivers written notice of such termination to Landlord within thirty (30) business days following the expiration of the restoration deadline.

9.1.2 Base Rent Abatement In the event that this Lease is terminated as herein permitted, all Rent abates as of the date of such Casualty and Landlord shall refund to Tenant any prepaid Base Rent less any sum then owing Landlord by Tenant. Landlord shall not be obligated to carry insurance on Tenant’s personal property within the Tenant Space. If the Lease shall not have been terminated in accordance with Section 9.1.1, above, Base Rent shall abate proportionately during the period and to the extent that the Tenant Space is unfit for use by Tenant in the ordinary conduct of Tenant’s business and actually is not used by Tenant, this Lease shall continue in full force and effect, and such repairs shall be made within a reasonable time thereafter, subject to Force Majeure, including, without limitation, delays arising from shortages of labor or material, delay in obtaining government approvals or other conditions beyond Landlord’s reasonable control.

9.1.3 Tenant’s Remedy. Tenant’s termination right and Base Rent abatement, to the extent provided above in this Article 9, shall be Tenant’s sole remedies in the event of a Casualty or Taking, and Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Tenant Space resulting from any such damage, repair, reconstruction or restoration; provided, however, that notwithstanding anything to the contrary herein, if any Casualty is caused by any negligent act or omission or willful misconduct of Tenant or any Tenant Party, Tenant shall not be entitled to terminate this Lease under Section 9.1.1 and, once and if Tenant’s Rental Loss Insurance is exhausted, there shall be no abatement of any Base Rent (or any other Rent or other amounts) due hereunder.

9.1.4 Waiver. Landlord and Tenant agree that the provisions of this Article 9 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Tenant Space, the Building or the Property, and/or any Taking thereof, and each Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect.

9.1.5 Subrogation. Notwithstanding any provision to the contrary contained herein, whenever (a) any loss, cost, damage or expense resulting from damage to or destruction of tangible property attributable to fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Tenant Space or the Building, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or would be covered in whole or in part by insurance required to be carried under the terms of this Lease, then such party hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance, or which would have been recovered under the insurance required to be carried under the terms of this Lease, and waives any right of subrogation which might otherwise exist in or accrue to any person or account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage.

9.2 Tenant’s Insurance. Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B” to this Lease. Tenant hereby waives its rights against the Landlord Group (defined in Item 24 of the Basic Lease Information) with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (i) risks insured

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against under any insurance policy carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

9.3 Landlord’s Insurance. Landlord shall, at Landlord’s expense, procure and maintain throughout the Term of this Lease (a) a policy or policies of insurance insuring the Building and the Property and all of Landlord’s equipment and fixtures installed therein against loss due to fire and other casualties included in standard extended coverage insurance policies, in an amount equal to the replacement cost thereof with a commercially reasonable deductible; and (b) a commercially reasonable amount of commercial general liability insurance with a commercially reasonable deductible. Landlord shall also maintain such insurance as is customarily carried by reasonably prudent landlords of data centers in the Piscataway, New Jersey market area.

10. ASSIGNMENT AND SUBLETTING.

10.1 Restrictions on Transfers; Landlord’s Consent. Tenant shall not sublease all or any part of the Tenant Space, nor assign this Lease, nor enter any other agreement (a) permitting a third party (other than Tenant’s employees and occasional guests) to occupy or use any portion of the Tenant Space or (b) otherwise assigning, transferring, mortgaging, pledging, hypothecating, encumbering or permitting a lien to attach to its interest under this Lease (any such assignment, sublease or the like may sometimes be referred to herein as a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”), without Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any Transfer or attempted Transfer shall constitute an Event of Default of this Lease. Except as set forth in Section 10.6 hereof, Tenant expressly covenants and agrees not to enter into (and acknowledges and agrees that it has no right to enter into) any Transfer which expressly, implicitly, or effectively amounts to or is the equivalent of a sublease or other arrangement which creates a co-location between Tenant and any Transferee (any such Transfer a “Sub-Co-location Arrangement”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that any such Sub-Co-Location Arrangement shall be subject to the terms, conditions and procedures set forth in said Section 10.6.

10.1.1 Permitted Transfer. Notwithstanding anything to the contrary in this Lease, Tenant may, without the consent of Landlord (and without being subject to Landlord’s rights under Sections 10.4 and 10.6, below) (a) undertake the transfer or assignment of interests in Tenant, including, without limitation, the transfer of any or all of the outstanding voting or non-voting stock, the sale of substantially all of Tenant’s assets, or the issuance of new shares of voting or non-voting stock of Tenant which shall not be deemed an assignment of this Lease provided such action is taken pursuant to a bona fide business transaction and not principally or exclusively as a means to evade the consent requirements under the Lease and further provided that the Tangible Net Worth (as defined below) of the tenant under this Lease after such acquisition is not less than the Tangible Net Worth of Tenant as of the Effective Date; and/or (b) effect Affiliate Transfers (as defined below) (in any such event, a “Permitted Transfer”). An “Affiliate Transfer” means (i) an assignment by Tenant of this Lease to a Tenant Affiliate (as defined below), or (ii) an assignment by Tenant of this Lease in connection with a corporate reorganization provided the board of directors of the entity resulting from such corporate reorganization is controlled by directors representing the interests of the undersigned Tenant as it existed prior to such reorganization, if (x) Tenant gives Landlord prior written notice of the name of any such assignee, (y) the assignee assumes, in writing, for the benefit of Landlord all of Tenant’s obligations under the Lease, and (z) (except in the case of an assignment to a Tenant Affiliate) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the

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Effective Date. The term “Tenant Affiliate” as used herein shall mean any partnership, limited liability company, or corporation or other entity, directly or indirectly, which through one or more intermediaries, controls, is controlled by, or is under common control with Tenant. The term “control”, as used in the immediately preceding sentence shall mean with respect to a corporation the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled corporation or the power to elect a majority of its Board of Directors. The term “Tangible Net Worth” as used herein shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

10.2 Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must notify Landlord within twenty (20) days after the occurrence of same), then at least twenty (20) days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a “Transfer Notice”) for Landlord’s consent, which notice shall include: (i) a statement containing: (a) the name and address of the proposed Transferee; (b) current, certified financial statements of the proposed Transferee, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee; (c) all of the principal terms of the proposed Transfer; and (d) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials) and (ii) four (4) originals of the proposed assignment or other Transfer on a form reasonably approved by Landlord and executed by Tenant and the proposed Transferee. If Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant shall re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.

10.3 Intentionally Deleted.

10.4 No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release Tenant from Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (i) terminate all and any existing agreements effecting a Transfer, or (ii) operate as an assignment to Landlord of Tenant’s interest under any or all such agreements.

10.5 Landlord’s Costs. With respect to each Transfer proposed to be consummated by Tenant, whether or not Landlord shall grant consent, Tenant shall pay all of Landlord’s reasonable review and processing fees, and reasonable costs, as well as any good faith reasonable professional, attorneys’, accountants’, engineers’ or other consultants’ fees incurred by Landlord relating to such proposed Transfer within ten (10) days after written request therefor by Landlord, to the extent that such fees and costs exceed $500.00.

10.6 Colocation. Notwithstanding the foregoing, Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Premises requires the installation of certain equipment (described below) owned by customers or co-locators or sub-co-locators of the undersigned Tenant (“Permitted Licensees”) in (but not outside of) the Premises, in order for the Permitted Licensees to access certain portions of the Premises and to place and maintain computer, switch and/or communications equipment therein

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which may interconnect with Tenant’s facilities and/or the Permitted Licensees’ facilities (the “Permitted Interconnection”). To expedite the Permitted Licensees’ access to the Premises for the Permitted Interconnection, Landlord expressly agrees that Tenant may, without Landlord’s further consent, license portions of the Premises to the Permitted Licensees for the sole purpose of the Permitted Interconnection pursuant to written agreements by and between Tenant and the Permitted Licensees providing for (i) the installation in the Premises of communications and/or computer equipment owned or leased by third parties (including communications and/or computer equipment leased by Tenant to such third parties) to enable Tenant to provide such third parties with broadband connectivity to the internet, IP VPN services, web hosting and/or all other internet, intranet and extranet facilities and equipment and/or services then currently being provided by Tenant; (ii) the use, maintenance, repair, and operation of such communications and/or computer equipment by such third parties and/or by Tenant; and (iii) a grant by Tenant to such third parties of the right to have actual and/or virtual access to the Premises and to such communications and/or computer equipment (collectively, “Permitted Colocation Agreements”); provided, however, that (a) Tenant provides a list of contact information for such Permitted Licensees in a format that Landlord may reasonably alter from time-to-time, (b) Tenant pays to Landlord as Additional Rent Landlord’s prevailing fee for each Permitted Licensee (the “Access Card Fee”) for the purpose of providing the Permitted Licensee with access to the Colocation Room, which Access Card Fee, as of the date of this Lease, is $35 per access card and is subject to increases from time-to-time during the Term of this Lease, and (c) the Permitted Licensee’s license of a portion of the Premises may not violate the terms of this Lease or any Applicable Laws. Landlord expressly waives its right to prior review of such Permitted Colocation Agreements. Tenant’s Permitted Colocation Agreements with the Permitted Licensees may not affect, or provide any rights with respect to or to use in any manner, the Pathway as defined in Item 7.c. of the Basic Lease Information or Tenant’s interconnections. The Permitted Licensees shall comply with all Applicable Laws and the Building Rules and Regulations. The Permitted Colocation Agreements and the Permitted Licensees’ rights thereunder shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and condition. Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group from and against (and to reimburse Landlord and the Landlord Group) for any and all Claims (defined in Section 14.2, below) arising from or in any manner relating to (i) any Permitted Colocation Agreement, (ii) the use or occupancy of the Tenant Space or any other portion of the Building or the Property by any Permitted Licensee or any person claiming by, through or under any Permitted Licensee, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, the “Colocating Parties”), or (iii) the acts or omissions of any Permitted Licensee or any Colocating Parties. Notwithstanding the foregoing, Permitted Colocation Agreements may be effected whether or not Tenant provides managed hosting services to the Colocation Party; provided that the terms of this Section 10.6 are complied with. Permitted Colocation Agreements shall not constitute or be deemed the grant of a leasehold interest or otherwise constitute or be deemed a real property interest.

11. ESTOPPEL CERTIFICATES.

11.1 At any time and from time to time, within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters reasonably requested by Landlord or any current or prospective purchaser, Holder of any Security Document, ground lessor or master lessor. Tenant acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by any prospective purchaser of the Building or the Property or by any prospective mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Property.

11.2 At any time and from time to time, within ten (10) days after written request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing certifying all matters reasonably requested by Tenant or any current or prospective transferee, purchaser of Tenant or any current or prospective lender to Tenant or transferee, including without limitation the nature of known defaults by Tenant under the Lease, if any. Landlord acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by any current or prospective transferee, purchaser of Tenant, lender to Tenant or transferee, or Holder of any Security Document.

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12. SUBORDINATION AND ATTORNMENT; LENDER RIGHTS.

12.1 Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a mortgage deed or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof (any such mortgagee, beneficiary or lessor, a “Holder”), this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Property; (ii) the lien of any mortgage, deed or deed of trust which may now exist or hereafter be executed for which the Property or any portion thereof; (iii) all past and future advances made under any such mortgages, deeds or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages, deed and deeds of trust (collectively, “Security Documents”) which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord’s interest and estate in any of said items. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such Security Documents to this Lease. In the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, or the Tenant Space by reason of any termination or foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor, in which event Tenant’s right to possession of the Property will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives any right under any Applicable Law or otherwise to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, or the Tenant Space by reason of any termination or foreclosure of any such Security Documents. Tenant covenants and agrees to execute and deliver, within ten (10) days of receipt thereof, and in the form reasonably required by Landlord or in the standard form required by any Holder, any additional documents evidencing the priority or subordination of this Lease and Tenant’s agreement to attorn with respect to any such Security Document; provided, however, (aa) any such agreement subordinating this Lease to such lease, mortgage or deed of trust shall contain a nondisturbance provision in the standard form of such Holder; and (bb) Landlord agrees that, in connection (and contemporaneously) with Landlord’s placing of debt on the Property, Landlord shall obtain and deliver a Subordination and Non-Disturbance Agreement, as it relates to this Lease, from Landlord’s lender in the form reasonably required by such lender.

12.2 Mortgage and Ground Lessor Protection. Tenant agrees to give each Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Holder (hereafter, a “Noticed Holder”). Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then within such additional time (not to exceed ninety (90) days in total) as may be necessary if Landlord has commenced such cure within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, any Noticed Holder shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot reasonably be cured or corrected within that time, then such additional time (not to exceed sixty (60) days in total) as may be necessary if the Noticed Holder has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). For the avoidance of doubt, Landlord and Tenant agree that (i) the aforementioned notice and cure periods shall run concurrently with the Section 16.1 notice and cure periods; and (ii) nothing herein shall operate to extend the period of time for Landlord’s monetary obligations contained herein.

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12.3 SNDA. At any time that the Building is made subject to any Security Document(s), Landlord shall use commercially reasonable good faith efforts to cause the mortgagee and any lessor (whether under a ground or master lease) to deliver to Tenant a subordination, attornment and non-disturbance agreement reasonably acceptable to Tenant (the “SNDA”), providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the mortgagee or its successor should acquire Landlord’s title to the Building. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document now or hereafter placed upon the Building and Tenant’s agreement to attorn to the holder as provided in this Section 12 shall be conditioned upon the holder entering into a SNDA.

12.4 Tenant’s Lender. Landlord and Tenant acknowledge (a) that Tenant will, in all likelihood, finance all or a portion of the Alterations and Tenant’s Personal Property; and (b) that, in connection with such financing, Tenant’s lender (whether one or more, collectively, “Tenant’s Lender”) will be granted a lien on all or a part of Tenant’s Personal Property and/or Alterations. In connection with such financing, Landlord and Tenant hereby agree that Tenant’s Lender’s rights, duties and obligations with regard to the Alterations and Tenant’s Personal Property shall be governed, primarily, by the terms of, that certain Collateral Access Agreement (the “CAA”), attached hereto as Exhibit “K”, which Landlord and Tenant agree to execute contemporaneously with the execution of this Lease. Landlord and Tenant acknowledge that, to the extent that this Lease and the CAA conflict, the CAA shall govern and control. Additionally, Tenant acknowledges and agrees that Tenant has no right to pledge or collaterally assign, and Tenant’s Lender will have no right to lien, Tenant’s leasehold interest hereunder. If Tenant shall refinance its existing loan, Landlord shall enter into a collateral access agreement with the refinance lender designated by Tenant on substantially similar terms and conditions as those set forth in the CAA attached hereto as Exhibit “K”.

13. SURRENDER OF TENANT SPACE; HOLDING OVER.

13.1 Tenant’s Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall, subject to the provisions of Section 8.4 and this Article 13, quit and surrender possession of the Tenant Space to Landlord in good order and clean condition, reasonable wear and tear and damage by Casualty or Taking excepted. If Tenant fails to surrender the Tenant Space upon the expiration or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space in accordance with the terms of this Lease, then (subject to Section 13.3) Tenant shall indemnify, protect, defend and hold the Landlord Group harmless from, and shall reimburse Landlord for its first-party losses, costs and expenses in connection with, all Claims (including, without limitation, costs and expenses incurred by Landlord in returning the Tenant Space to the condition in which Tenant was to surrender and Claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Tenant Space) arising out of or in any manner relating to such failure to quit and surrender possession of the Tenant Space to Landlord in the condition required hereunder upon such date.

13.2 Disposal of Tenant’s Personal Property. Subject to the terms of the CAA, if any property not belonging to Landlord remains in the Tenant Space after the expiration of or any earlier termination of the Term of this Lease or the termination of Tenant’s right to possess the Tenant Space, and Tenant fails to remove such property within fifteen (15) business days after written notice to Tenant, Tenant shall be deemed to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant shall indemnify and hold the Landlord Group harmless from all Claims arising out of, in connection with, or in any manner related to any removal, exercise or dominion over and/or disposition of such property by Landlord.

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13.3 Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord (a) monthly Base Rent in an amount equal to (i) one hundred twenty-five percent (125%) with respect to the first thirty (30) days of such holdover, (ii) one hundred fifty percent (150%) with respect to the next sixty (60) days of such holdover, and (iii) two hundred percent (200%) thereafter, of the Base Rent payable by Tenant to Landlord during the last month of the Term of this Lease, plus (b) one hundred percent (100%) of the additional rent payable by Tenant to Landlord during the last month of the Term of this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (a) Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (b) Tenant shall indemnify, defend and hold the Landlord Group harmless from and against any and all Claims (including, without limitation, all lost profits and other consequential damages, attorneys’ fees, consultants’ fees and court costs incurred or suffered by or asserted against Landlord) arising out of or in any manner related to Tenant’s failure to surrender the Tenant Space upon the expiration or earlier termination of this Lease or upon termination of Tenant’s right to possess the Tenant Space in accordance with the provisions of this Lease.

13.4 Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.

14. WAIVER OF CLAIMS; INDEMNITY.

14.1 Waiver. To the fullest extent permitted by law, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of, and waives all claims it may have against the Landlord Group (as defined in the Basic Lease Information) for damage to or loss of property (including, without limitation, loss of profits and intangible property) or personal injury or loss of life or other damages of any kind resulting from the Property, the Building, or the Tenant Space or any part thereof becoming out of repair, by reason of any repair or alteration thereof, or resulting from any accident within the Property, the Building, or the Tenant Space or on or about any space adjoining the same, or resulting directly or indirectly from any act or omission of any person, or due to any condition, design or defect of the Property, the Building, the Tenant Space, or any space adjoining the same, or the mechanical systems of the Building, which may exist or occur, whether such damage, loss or injury results from conditions arising upon the Tenant Space, or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage, loss or injury or the means of repairing the same is accessible to Tenant; provided, however, that such assumption and waiver shall not apply to the extent such claims are determined by a court of competent jurisdiction to have been proximately caused by the negligence or willful misconduct of Landlord. Tenant agrees that Landlord will not have any responsibility or liability for any damage to Tenant’s equipment or interruption of Tenant’s operations which is caused by any other tenant or occupant of the Building or the Property or the employees, agents, contractors, technicians, representatives, customers, co-locators or invitees of any such tenant or occupant. In that connection, Tenant agrees that in no event shall Landlord be deemed to have been negligent or engaged in intentional misconduct merely because Landlord failed to enforce the terms of any other agreement with any other party or tenant in the Building, or failed to cause any such party or tenant to maintain its premises or cure any damages caused by such party or tenant or meet any obligations that such party or tenant had failed to satisfy.

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14.2 Indemnification.

14.2.1 Tenant’s Indemnification. Subject to Sections 9.3 and 14.2.2 hereof, and except to the extent caused by the negligence or willful misconduct of Landlord as determined by a court of competent jurisdiction, Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group (as such term is defined in the Basic Lease Information) from and against (and to reimburse Landlord and the Landlord Group) for any and all claims, actions, suits, proceedings, losses, damages (including, without limitation, any form of consequential damages), obligations, liabilities, penalties, fines, costs and expenses (including, without limitation, attorneys’ fees, legal costs, and other costs and expenses of defending against any claims, actions, suits, or proceedings) (collectively, “Claims”) arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to): (i) the use or occupancy of the Tenant Space or any portion of the Building or the Property by Tenant or any person claiming by, through or under Tenant, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, “Tenant Parties”), (ii) the acts or omissions of Tenant or any Tenant Party, (iii) any default of this Lease by Tenant; or (iv) from, by or with regard to any Colocating Party, regardless Landlord’s negligence. In the event that any action or proceeding is brought against Landlord or any member of the Landlord Group by reason of any such Claim, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s cost and expense by counsel approved by Landlord. Tenant’s obligations under this Section 14.2.1 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, (aa) nothing contained in this Section 14.2.1 shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord; and (bb) insurable risks and events that are otherwise covered by Section 9.2 or 9.3 of this Lease, and interruptions of services that are otherwise governed by Section 7.6 of this Leases shall be governed by said Sections 9.2, 9.3 and 7.6, respectively, and are, collectively, excluded from the terms of this Section 14.2.1. This indemnity provision shall survive the termination or expiration of this Lease.

14.2.2 Landlord’s Indemnification. Subject to Sections 14.2.1 and 9.2, and except to the extent caused by the negligence or willful misconduct of Tenant as determined by a court of competent jurisdiction, Landlord shall defend, indemnify, and hold harmless (and to reimburse Tenant and the Tenant Parties) Tenant and the Tenant Parties from and against all Claims arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to): (i) the negligence or willful misconduct of Landlord, its agents, servants, employees or contractors, or any member of the Landlord Group or (ii) any default of this Lease by Landlord. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that in no event shall Landlord’s indemnification obligations arise merely because Landlord failed to enforce the terms of any other agreement with any other party or tenant in the Building, or failed to cause any such party or tenant to maintain its premises or cure any damages caused by such party or tenant or meet any obligations that such party or tenant had failed to satisfy. In the event that any action or proceeding is brought against Tenant or any member of the Tenant Parties by reason of any such Claim, Landlord upon notice from Tenant shall defend such action or proceeding at Landlord’s cost and expense by counsel reasonably approved by Tenant. Landlord’s obligations under this Section 14.2.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2.2, (aa) nothing contained in this Section 14.2.2 shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord; and (bb) insurable risks and events that are otherwise covered by Section 9.2 or 9.3 of this Lease shall be governed by said Section 9.2 and 9.3, respectively, and are, collectively, excluded from the terms of this Section 14.2.2. This indemnity provision shall survive the termination or expiration of this Lease.

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14.3 Liens. Notwithstanding anything to the contrary herein, (i) in no event shall Tenant have any right (express or implied) to create or permit there to be established any mechanic’s or materialman’s lien of any nature against the Tenant Space, the Building or the Property or against Landlord’s or Tenant’s interest therein or hereunder, including, without limitation, for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Any mechanic’s lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged, bonded-off or insured over by Tenant (or on Tenant’s behalf) within twenty (20) days after the filing of the lien.

14.4 Consequential Damages. Notwithstanding any other provision of this Lease (including any exhibits hereto) to the contrary, in no event shall either party hereto be liable for any consequential damages or any damages based upon “lost profit” or “loss of business” (collectively, “Consequential Damages”). The foregoing notwithstanding, Landlord and Tenant hereby agree that, in no event, shall any portion of the holdover Rent described in Section 13.3 hereof be deemed to represent any type of Consequential Damages

14.5 Landlord’s Lien. Landlord hereby expressly waives and releases any and all contractual liens, rights of distraint and security interests or constitutional and/or statutory liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on the property of Tenant which Tenant now or hereafter places in or upon the Premises (except for judgment liens that may arise in favor of Landlord). The waiver and release contained herein shall not waive, release or otherwise affect any unsecured claim Landlord may have against Tenant.

15. TENANT DEFAULT.

15.1 Events of Default By Tenant. Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

15.1.1 Any failure or refusal by Tenant to timely pay any Rent or any other payments or charges required to be paid hereunder, or any portion thereof, within five (5) days of notice that the same is due.

15.1.2 Any failure by Tenant to perform or observe any other covenant or condition of this Lease (including, without limitation, in the Building Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of thirty (30) days following written notice to Tenant of such failure; provided, however, that in the event Tenant’s failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within thirty (30) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within the thirty (30) day period and thereafter diligently prosecutes the curing thereof to completion within ninety (90) days following such written notice.

15.1.3 The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) a petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any other instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern.

15.1.4 Any failure by Tenant to execute and deliver any statement or document described in either Article 11 or Section 12.1 requested to be so executed and delivered by Landlord within the time periods specified therein applicable thereto, where such failure continues for three (3) days after delivery of written notice of such failure by Landlord to Tenant.

15.1.5 Intentionally Deleted.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.

15.2 Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive, without any notice or demand whatsoever (and all of the other provisions of Section 1 of Exhibit “D” shall apply to an Event of Default by Tenant hereunder).

16. LIMITATION OF LANDLORD’S LIABILITY.

16.1 Landlord Default. In the event that Landlord shall fail to perform any obligation of Landlord to be performed under this Lease, Tenant’s sole and exclusive remedies for any such failure shall be an action for money damages, specific performance and/or injunctive relief (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord or granting Tenant a right to terminate this Lease upon a default by Landlord); provided, however, that Landlord shall not be in default hereunder (and Tenant shall have no right to pursue any such claim for damages in connection with any such failure) unless and until Tenant shall have delivered to Landlord a written notice specifying such default with particularity, and Landlord shall thereafter have failed to cure such default within thirty (30) days (or, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then not unless Landlord shall have failed to commence such performance of such cure within such thirty (30) day period and thereafter diligently pursue the same to completion within ninety (90) days). The foregoing notwithstanding, Landlord agrees to commence Switch Gear Repairs and Water Repairs within twenty-four (24) hours following receipt of written notice from Tenant of the need for same, and shall diligently pursue the curing thereof to completion. Unless and until Landlord shall have so failed to so cure any such failure after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions.

16.2 Landlord’s Liability. In consideration of the benefits accruing under this Lease to Tenant and notwithstanding anything to the contrary in this Lease or in any exhibits, riders, amendments, or addenda to this Lease (collectively, the “Lease Documents”), it is expressly understood and agreed by and between the parties to this Lease that: (i) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents, or (b) any matter relating to Tenant’s occupancy of the Tenant Space (collectively, the “Landlord’s Lease Undertakings”), shall be limited to no more than an aggregate of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Liability Limit”); (ii) Tenant shall have no recourse against any other assets of the Landlord Group (as defined in the Basic Lease Information); (iii) except to the extent of the Liability Limit, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, the Landlord Group, and (iv) at no time shall Landlord be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of consequential damages as the result of any actual or alleged breach of Landlord of Landlord’s Lease Undertakings.

16.3 Transfer of Landlord’s Interest. Landlord shall have the right, from time to time, to assign its interest in this Lease in whole or, to a wholly owned subsidiary, in part. Notwithstanding the foregoing, in connection with any assignment in part to a wholly-owned subsidiary, (i) Landlord shall provide a written notice to Tenant specifying the rights and obligations so assigned and (ii) Landlord shall guaranty the performance of the obligations assigned to such wholly-owned subsidiary; provided, however, Landlord’s maximum liability under such guaranty shall not exceed the maximum liability it would have had under the Lease if such obligations had not been assigned. Landlord and each successor to Landlord shall be fully released from the performance of Landlord’s obligations under the Lease Documents upon their transfer of Landlord’s interest in the Property to a third party, except for any liabilities or obligations of Landlord then existing. Landlord shall not be liable for any obligation under the Lease Documents accruing after a transfer of its interest in the Property and Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for all obligations and liabilities accruing on or after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

17. MISCELLANEOUS.

17.1 Severability. If any provision of this Lease is determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby.

17.2 Performance. The covenants and obligations of Tenant pursuant to this Lease shall be independent of performance by Landlord of the covenants and obligations of Landlord pursuant to this Lease. Tenant’s performance of each of its obligations under this Lease shall be a condition precedent to the duty of Landlord to perform its obligations hereunder.

17.3 Attorneys’ Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party’s attorneys’ fees and costs (including, without limitation, all expense reimbursements, expert witness fees and litigation costs). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney (in good faith) concerning this Lease (specifically, for the review of instruments evidencing a proposed Transfer or for the purpose of collecting delinquent Rent), Tenant agrees to pay to Landlord its actual attorneys’ fees whether suit be brought or not to the extent such fees exceed $500.00.

17.4 Waiver of Right to Jury Trial. IN ORDER TO LIMIT THE COST OF RESOLVING ANY DISPUTES BETWEEN THE PARTIES, AND AS A MATERIAL INDUCEMENT TO EACH PARTY TO ENTER INTO THIS LEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

17.5 Headings; Time; Survival. The headings of the Articles, Sections and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Any obligations of Tenant accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

17.6 Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) by hand delivery or personal service, (ii) by a reputable overnight courier service which provides evidence of delivery, or (iii) by telecopy (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, to the address specified in Item 16 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Provisions, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, or (c) the date the telecopy is transmitted.

17.7 Governing Law; No Counterclaim; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim (other than any compulsory counterclaims) of whatever nature or description in any such proceeding. The foregoing shall not be construed to prevent Tenant from bringing a separate action related to such counterclaims. In addition, Tenant hereby submits to local jurisdiction in the state in which the Property is located and agrees that any action by Tenant against Landlord shall be instituted in the state in which the Property is located and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the state in which the Property is located.

17.8 Incorporation; Amendment; Merger. This Lease, along with any exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space, and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral agreements, understandings and/or practices relative to the leasing or use of the Tenant Space are merged herein or revoked hereby.

17.9 Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the brokers specified in Item 18 of the Basic Lease Information. Landlord and Tenant shall each indemnify, defend (with legal counsel reasonably acceptable to the other) and hold harmless the other party from and against all Claims (including attorneys’ fees and all litigation expenses) related to any claim made by any other person or entity for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant (other than the Commission Agreement (defined hereinafter)) if based on an allegation that claimant dealt through the indemnifying party. The provisions of this Section 17.9 shall survive the termination of this Lease. Landlord shall pay Tenant’s Broker a commission of up to One Million and No/100 Dollars ($1,000,000.00) pursuant to a separate agreement (the “Commission Agreement”) and hereby indemnifies and holds Tenant harmless for all Claims (including attorney’s fees and all litigation expenses) arising or relating to Landlord’s failure to pay Tenant’s Broker the commission that Tenant’s Broker is due under the Commission Agreement not to exceed $1,000,000.00. Additionally, Tenant hereby indemnifies and holds Landlord harmless for all Claims (including attorney’s fees and all litigation expenses) arising or relating to any commission that Tenant’s Broker is due in connection with any agreement with Tenant, pursuant to which Tenant’s Broker is due a commission, related to this Lease, in excess of an aggregate amount of $1,000,000.00.

17.10 Examination of Lease. This Lease shall not be binding or effective until each of the parties hereto have executed and delivered an original or counterpart hereof to each other.

17.11 Recordation. Neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease.

17.12 Authority. The persons executing this Lease on behalf of Landlord and Tenant represent to the other party that they are duly authorized to execute and deliver this Lease pursuant to their respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party and the persons executing this Lease on their behalf represent to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.

17.13 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

17.14 Force Majeure. A party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by any reason beyond the control of the party obligated to perform such obligations, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services (collectively, “Force Majeure”). The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time it is delayed in performing such obligation by reason or any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

17.15 No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Landlord shall have no obligations hereunder to any person or entity other than Tenant or any person or entity claiming through Tenant, and no other parties shall have any rights hereunder as against Landlord.

17.16 Access by Landlord. Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Tenant Space at any reasonable time upon prior reasonable written notice accompanied by a Tenant representative (except in the case of an emergency when no prior notice or accompaniment shall be required) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Tenant Space to prospective purchasers or tenants or mortgage lenders (prospective or current), to determine whether Tenant is complying with all of its obligations under this Lease, to exercise any of Landlord’s rights or remedies hereunder and for any other purpose deemed reasonable by Landlord. In connection with Landlord’s rights hereunder, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Tenant Space, and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Tenant Space. Tenant hereby waives any claim for damages for any injury to Tenant’s business or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Tenant Space or any other loss occasioned by such entry, and, except with regard to a Casualty occurring during such access (in which event such Casualty shall be governed by Article 9 hereof) Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, and no such entry to the Tenant Space shall be deemed or construed to be a forcible or unlawful entry into or a detainer of the Tenant Space or an eviction, actual or constructive, of Tenant from any part of the Tenant Space; provided, however, that the foregoing waiver shall not apply with regard to bodily injury or physical damage to Tenant’s Personal Property or Alterations that occurs during any such entry, which is the direct result of the negligence of Landlord, or any member of the Landlord Group. Notwithstanding anything herein to the contrary, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries.

17.17 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being, deemed an eviction or disturbance of Tenant’s use or possession of the Tenant Space or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building and/or the Property; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Property; (iii) to display the Tenant Space, the Building and/or the Property to mortgagees, prospective mortgagees, prospective purchasers and ground lessors, and prospective lessees at reasonable hours; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building and/or the Property, and/or to make such alterations to the Building as Landlord deems desirable (provided that Landlord shall not have the right during the Term to alter or change the arrangement of the entrances, doors, corridors, elevators and/or stairs in the Premises); (v) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building and/or the Property; (vi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Tenant Space and which serve other parts or other tenants or occupants of the Building and/or the Property; (vii) to retain at all times master keys or pass keys to the Tenant Space; (viii) the exclusive right to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass, which Landlord deems necessary without the prior consent of Tenant; and (ix) the absolute right to lease space in the Building and the Property and to create such other tenancies in the Building and the Property as Landlord, in its sole business judgment, shall determine is in the best interests of the Property (and Landlord does not represent and Tenant does not rely upon any specific type or number of tenants occupying any space in the Building and the Property during the Term of this Lease). Notwithstanding anything in Sections 17.16 and 17.17, the Building Rules and Regulations or any maintenance schedule relative to Landlord’s access to the Tenant Space to the contrary, Landlord agrees that (except in the case of an emergency) Landlord’s access to the Tenant Space shall be subject to Landlord’s compliance with the reasonable procedures required by Tenant (which shall include accompaniment by a Tenant representative), provided that (i) Landlord has received written notice of such amended procedures, and (ii) such procedures do not unreasonably interfere with Landlord’s ability to perform Landlord’s obligations under this Lease or any other lease demising premises in the Building.

17.18 Counterparts; Execution by Facsimile. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.

17.19 Confidentiality/Financial Information.

17.19.1 Each party agrees that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of the parties and (ii) it shall not disclose or issue any press release, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if advisable under any applicable securities laws regarding public disclosure of business information.

17.19.2 Tenant agrees to furnish to Landlord on June 1 and December 31 of each calendar year during the Term, copies of all financial statements relating to the Tenant Space and Tenant’s operation thereof (whether or not publicly disclosed) prepared in the ordinary course of its business. Landlord hereby agrees to maintain such financial information as proprietary and confidential and agrees not to disclose any such information to any third party other than any lender, mortgagee, or prospective purchaser of the Building, and Landlord’s attorneys, accountants and similar business advisors; provided, however, any such disclosure of financial information to any of the foregoing parties may only be made subject to disclosure restrictions that are at least as restrictive as the provisions set forth in this Section 17.19. The foregoing notwithstanding, so long as Tenant finances none of its Alterations or Tenant’s Personal Property through Landlord, or any member of the Landlord Group, Tenant shall not be requirement to comply with the terms of this Section 17.19.2.

17.20 Incorporation of Exhibits. All of the terms and conditions of all of the Exhibits to this Lease are hereby incorporated into this Lease.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the Effective Date.

LANDLORD:

DIGITAL PISCATAWAY, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P., a Maryland limited partnership, its sole member and manager

	By:	Digital Realty Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ Michael Forest
		Name:	Michael Forest
		Its:	CEO

Date: December 21, 2006

TENANT:

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation

By:	/s/ Howie Shartel
Name:	Howie Shartel
Title:	Vice President of Procurement & Real Estate

Date: December 21, 2006